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                                                                       EXHIBIT 1
                                5,000,000 Shares

                              I.T. TECHNOLOGY, INC.
                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                                  ________, 2000


Kensington Capital Corp.
4910 13th Avenue
Brooklyn, New York  11219

Attn:  Abraham Silver


Dear Sirs:

               The undersigned, I.T. Technology, Inc., a Delaware corporation (the "Company"), and the undersigned stockholder of the Company, Instanz Nominees Pty. Ltd., a corporation incorporated under the laws of the State of Victoria, Australia (referred to herein as the "Selling Stockholder") hereby confirm their agreement with you (the "Representative") and each of the other underwriters, if any, named in Schedule A attached hereto (the "Underwriters"), as follows:

               1. The Offering.

                      (a) The Underwriters agree to sell a minimum of 1,000,000 shares (the "Minimum Subscription") and a maximum of 5,000,000 shares (the "Maximum Subscription") of the Company's common stock, $.001 par value per share ("Common Stock") to the public as exclusive agents for the Company and with respect to 500,000 shares of Common Stock, the Selling Stockholder, on a "best efforts" only basis during the offering period commencing as of the effective date of the Company's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission (the "Commission") on February 14, 2000 (Commission File No. 333-30364) (the "Initial Registration Statement"), and terminating on the first to occur of (i) the sale of the maximum subscription or (ii) one hundred and twenty (120) days from the commencement date and an additional thirty (30) days thereafter if extended by agreement between the Underwriters and the Company (the "Offering Period"), plus an additional three days to permit funds collected during the Offering Period to clear (the "Offering").

                      (b) The Underwriters also agree to sell a maximum of 500,000 shares of Common Stock at $5.00 per share to the public as exclusive agent for the Selling Stockholder on a "best efforts" only basis during the Offering Period.


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                      (c) The sale of the Common Stock shall be allocated as
        follows: (i) the first 1,000,000 shares of Common Stock sold shall be allocated entirely to the Company; (ii) the next 500,000 shares of Common Stock sold shall be allocated entirely to the Selling Stockholder; and (iii) the remaining 3,500,000 shares shall be allocated entirely to the Company.

                      (d) Pending the sale of at least the Minimum Subscription on behalf of the Company, all funds received from investors shall be deposited in an interest-bearing escrow account at Comerica Bank - California, Los Angeles, California (the "Escrow Account"). All checks for the purchase of Common Stock shall be made payable to Comerica Bank
        - California, as Escrow Agent for the Company. If the Underwriter receives such checks directly from investors, the Underwriter will forward such checks directly to the Escrow Account by 12:00 p.m., Pacific Standard Time, of the next business day after receipt of such checks. If subscriptions for the Minimum Subscription are not received within the Offering Period, all funds received prior to the expiration of the Offering Period from investors will be promptly returned to them with simple interest at Comerica's then prevailing money-market rate, less the costs of the Escrow Account. Upon the sale of at least the Minimum Subscription on behalf of the Company, all funds in the Escrow Account, plus interest thereon, less the costs of the Escrow Account will be released to the Company at 10:00 a.m. Pacific Standard Time on the third business day after the date on which the Escrow Agent notifies the Company or its counsel that it has received funds equal to the Minimum Subscription at the public offering price stated in paragraph (e) of this Section 1 (the "Closing Date"). If at least the Minimum Subscription is sold on behalf of the Company during the Offering Period, the Underwriters may use the balance of such period to sell the remaining shares on a best efforts basis, and none of the funds received from investors in payment for any part of the balance of the shares nor interest thereon will be returned to the investors.

                      (e) The public offering price of the Common Stock shall be $5.00 per share. The Representative may from time to time increase, but not decrease the public offering price with the consent of the Company, by reason of changes in general market conditions or otherwise.

                      (f) Subject to the sale of at least the Minimum Subscription, the Company shall pay you as Representative of the Underwriters a sales commission as set forth in Exhibit "A" attached hereto and made a part hereof all proceeds received from investors with respect to the Offering.

                      (g) The Company has authorized the issuance of up to 750,000 shares of Common Stock in connection with the exercise of non-transferable warrants, 250,000 of which the Company does grant hereby to the Underwriters in connection with the Offering (the "Underwriters' Warrants"), and 500,000 of which may be issued, at the sole discretion of the Company, to certain other selected dealers in connection with the Offering (the "Selected Dealers' Warrants") (collectively, the "Warrants"). The Warrants will have a term of three years and shall be exercisable at $6.00 per share during the first year, $7.00 per share during the second year, and $8.00 per share during the third year. In addition, the shares of Common Stock of the Company underlying such Underwriters' Warrants shall be granted unlimited "piggyback" registration rights, pursuant to the provisions of a registration rights agreement substantially in the form of Exhibit B hereto, which "piggyback" registration rights shall at all times remain subject to the reasonable discretion by the underwriter of any subsequent public

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        offering of equity securities by the Company to reduce by any number of shares underlying the Underwriters' Warrants the aggregate number of shares being registered in such offering, for reasons relating to the ability of the marketplace to absorb all of the shares of the Company's Common Stock sought to be registered at such time. The "piggyback" registration rights shall continue to apply to the Underwriters' Warrants until the first to occur of:(i) the Underwriters no longer holding any Underwriters' Warrants or shares of Common Stock of the Company underlying such Underwriters' Warrants, (ii) all of the shares of Common Stock of the Company underlying such Underwriters' Warrants having been registered in a subsequent public offering of the Company's equity securities; (iii) all of the shares held by the Underwriters upon the exercise of the Warrants being eligible for sale pursuant to Rule 144; and (iv) five years passing from the date that the Offering has been consummated.

                2. Representations and Warranties of the Company and the Selling Stockholders.

                      (a) The Company represents and warrants to, and agrees with the Underwriters that:

                      (i) The Company has filed Amendment No. 1 to the Initial
               Registration Statement on February 15, 2000, and will deliver to you any further amendment(s) to the Registration Statement filed with the Commission (the Initial Registration Statement and all amendments thereto hereinafter collectively referred to as the "Registration Statement"). The prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations (the "Regulations") of the Commission under the Securities Act of 1933, as amended (the "Act") is herein referred to as the "Prospectus."

                      (ii) When the Registration Statement becomes effective,
               and at all times subsequent thereto and including the Closing Date (as defined in Section 1(d) and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriter or a dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement; except that no representation or warranty is made in this Section 2(a)(ii) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for

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               inclusion in any Preliminary Prospectus, the Registration
               Statement, or the Prospectus, or any amendment or supplement thereto.

                      (iii) Neither the Commission nor the "blue sky" or
               securities authority of any jurisdiction have issued an order ("Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Common Stock, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                      (iv) The only subsidiaries (as defined in the Regulations)
               of the Company are I.T. Technology Pty. Ltd., an Australian corporation, Bickhams, Inc., a Delaware corporation and Stampville.Com, Inc., a Delaware corporation (the "Subsidiaries"). The Company and the Subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation. The Company and the Subsidiaries are each duly qualified to do business and are in good standing in every jurisdiction in which their ownership, leasing, licensing, or use of property and assets or the conduct of their business makes such qualification necessary.

                      (v) The authorized capital stock of the Company consists
               of 25,000,000 shares of $.001 par value Preferred Stock of which no shares have been issued or are outstanding and 100,000,000 shares of Common Stock, of which 16,500,000 shares are outstanding. Each outstanding share of Common Stock and to the knowledge of the Company each outstanding share of capital stock of the Subsidiaries is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive rights of stockholders, and to the knowledge of the Company in the case of the Subsidiaries are owned of record and beneficially by the Company or the other shareholders as scheduled in the Prospectus free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, except as otherwise disclosed in the Prospectus. There is currently no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or to the knowledge of the Company of the Subsidiaries or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be described in the Prospectus. There is outstanding no security or other instrument, which by its terms is convertible into or exchangeable for capital stock of the Company.

                      (vi) The consolidated financial statements of the Company
               as of and for the period ended December 31, 1999 are included in the Registration Statement and the Prospectus fairly present with respect to the Company and the Subsidiaries the consolidated financial position, the consolidated results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied

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               throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company and the Subsidiaries. The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus, independent certified public accountants with respect to the Company and the Subsidiaries within the meaning of the Act and the Regulations. Except for the consolidated financial statements of the Company no other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus.

                      (vii) There is no litigation, arbitration or other
               governmental proceeding (formal or informal), or investigation pending, threatened in writing, with respect to the Company, the Subsidiaries, or any of their respective operations, businesses, properties, or assets except as may be properly described in the Prospectus or which to the knowledge of the Company do not or will not have a material adverse effect upon the operations, business, properties, or assets of the Company and the Subsidiaries taken as a whole. Neither the Company nor the Subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and to the knowledge of the Company and the Subsidiaries will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company and the Subsidiaries taken as a whole; nor is the Company or the Subsidiaries required to take any action in order to avoid any such violation or default.

                      (viii) Neither the Company nor the Subsidiaries has
               received any notice that the Company, the Subsidiaries or any other party is in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company and the Subsidiaries taken as a whole, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. Neither the Company nor the Subsidiaries is in violation or breach of, or in default with respect to, any material term of its certificate of incorporation (or other charter document) or by-laws.

                      (ix) Except as set forth in the Prospectus, all patents,
               patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing herein referred to as "Intangibles") that the Company or the Subsidiaries owns or has pending, or under which it is licensed, are in good standing and to the knowledge of the Company uncontested. Neither the Company nor the Subsidiaries is aware that they have infringed, are infringing, or have received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company or the Subsidiaries there is no infringement by others of Intangibles of the Company or of the Subsidiaries.

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                      (x) The Company has all requisite power and authority to
               execute, deliver, and perform this underwriting agreement (the "Agreement"). All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance of this Agreement by the Company (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement). Except where the failure would not have a material adverse effect on the Company taken as a whole: (a) no consent of any party to any contract, agreement, instrument, lease, license, arrangement to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement and (b) the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with any material provision of or (with or without the giving of notice or the passage of time or both), entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of their respective operations, businesses, properties, or assets are subject.

                      (xi) The Common Stock is validly authorized and, when
               issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable and will not be issued in violation of any preemptive rights of stockholders. The Common Stock conforms to all statements relating thereto contained in the Registration Statement or the Prospectus.

                      (xii) Neither the Company nor any of its officers,
               directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Common Stock.

                      (xiii) The Company has obtained from each of its
               directors, officers and stockholders a written agreement that for a period terminating ninety (90) days after the termination of the offering period, without your prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock, except (a) as set forth in the Prospectus or (b) the sale of Common

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               Stock in the Offering by the Selling Stockholder or (c) in a
               private placement or other transaction with a non U.S. national or resident, outside the U.S. or its territories.

                      (xiv) On the Effective Date the Company shall have
               complied with the requirements of the NASD with respect to the Offering.

                      (b) The Selling Stockholder represents and warrants to, and agrees with, the Underwriters that:

                      (i) Such Selling Stockholder has (A) caused a certificate
               or certificates for the number of shares of Common Stock to be sold by such Selling Stockholder hereunder to be delivered to Comerica Bank - California, Los Angeles, California (the "Custody Agent"), duly endorsed in blank or together with blank stock powers duly executed, with such Selling Stockholder's signature appropriately guaranteed, such certificate or certificates to be held in escrow by the Custody Agent pursuant to an escrow agreement for delivery, pursuant to the provisions hereof, on the Closing Date, and (B) granted an irrevocable power of attorney to the Custody Agent to purchase all requisite stock transfer tax stamps, to sign this Agreement (including agreeing on the price at which the Common Stock is to be sold to the public) and thereafter to modify and amend this Agreement, to settle any dispute relating to the terms of this Agreement, to waive any condition to the obligations of such Selling Stockholder, and to execute all other instruments and documents and to perform all other acts necessary to carry out the provisions of this Agreement on behalf of such Selling Stockholder (such custody agreement, together with such irrevocable powers of attorney, are collectively referred to herein as the "Custody Agreement").

                      (ii) Such Selling Stockholder has all requisite power and
               authority to execute, deliver, and perform this Agreement and the Custody Agreement. All necessary corporate proceedings of each corporate Selling Stockholder have been duly taken to authorize the execution, delivery, and performance of this Agreement and the Custody Agreement by such Selling Stockholder. This Agreement and the Custody Agreement have been duly authorized by such Selling Stockholder and delivered by such Selling Stockholder, are the legal, valid, and binding obligations of such Selling Stockholder, and are enforceable as to such Selling Stockholder in accordance with their respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by such Selling Stockholder for the execution, delivery, or performance of this Agreement (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement) or the Custody Agreement by such Selling Stockholder. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding, to which such Selling Stockholder is a party, is required for the execution, delivery, or performance of this Agreement or the Custody Agreement.

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                      (iii) Such Selling Stockholder has good title to the
               shares of Stock to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts (except those created by this Agreement and the Custody Agreement), and when delivered in accordance with this Agreement, each new investor will receive good title to the shares of Common Stock purchased by them from such Selling Stockholder, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

                      (iv) Neither such Selling Stockholder nor any of such
               Selling Stockholder's affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Common Stock.

                      (v) All information furnished or to be furnished to the
               Company by or on behalf of such Selling Stockholder for use in connection with the preparation of the Registration Statement and the Prospectus does not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                      (vi) Except as may be set forth in the Prospectus, such
               Selling Stockholder has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                      (vii) Such Selling Stockholder has received a copy of and
               read the Registration Statement and the Prospectus and to the best of such Selling Stockholders knowledge and belief the Registration Statement and the Prospectus do not contain any untrue statements of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               3. Covenants of the Company and the Selling Stockholders.

                      (a) The Company covenants that it will:

                      (i) Use its best efforts to cause the Registration
               Statement to become effective as promptly as possible and notify you immediately, and confirm such notice in writing, (A) when the Registration Statement and any post-effective amendment thereto become effective, (B) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (C) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.


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                      (ii) During the time when a prospectus relating to the
               Common Stock is required to be delivered hereunder or under the Act or the Regulations, the Company shall comply so far as it is able with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Common Stock in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Common Stock is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify the Representative and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representative) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

                      (iii) Deliver without charge to the Representative such
               number of copies of each Preliminary Prospectus as may reasonably be requested by the Representative and, as soon as the Registration Statement, or any amendment thereto, becomes effective or a supplement is filed, deliver without charge to the Representative two copies of the executed Registration Statement, including exhibits, and any amendment thereto, as the case may be, and two copies of any supplement thereto, and deliver without charge to the Representative such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits as the Underwriter may request for the purposes contemplated by the Act.

                      (iv) Endeavor in good faith, in cooperation with the
               Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Common Stock for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate subject to the Company's prior approval; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

                      (v) For a period terminating ninety (90) days after the
               termination of the offering period, not, without the prior written consent of the Representative, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any security or other


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

               instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock), except as provided in Section 1.

                      (vi) File no amendment or supplement to the Registration
               Statement or Prospectus at any time, whether before or after the effective date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless the Underwriter shall previously have been advised of such filing and furnished with a copy thereof, and the Underwriter and its counsel shall have approved such filing.

                      (vii) Comply with all registration, filing, and reporting
               requirements of the Exchange Act, which may from time to time be applicable to the Company.

                      (viii) Comply with all provisions of all undertakings
               contained in the Registration Statement.

                      (ix) File timely and accurate reports on Form SR with the
               commission in accordance with Rule 463 of the Regulations or any successor provision.

                      (x) If the principal stockholders, officers, or directors
               of the Company are required by the "blue sky" or securities authority of any jurisdiction selected by the Underwriter pursuant to Section 3(a)(iv) to escrow or agree to restrict the sale of any security of the Company owned by them for the Company to qualify or register the Common Stock for sale under the "blue sky" or securities laws of any such jurisdiction, cause each such person to escrow or restrict the sale of such security on the terms and conditions and in the form specified by the securities administrator of such jurisdiction.

                      (xi) Use its best efforts to cause the application for
               quotation of the Common Stock on NASDAQ SmallCap Market to be approved as soon as possible.

                      (b) The Selling Stockholder covenants and agrees that for a period terminating ninety (90) days after the termination of the offering period, such Selling Stockholder will not, without the prior written consent of the Representative, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock, except as provided in the Prospectus or Section 1 hereof.

               4. Payment of Expenses. The Company agrees to pay all expenses in connection with (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution, and mailing of this Agreement and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriter in quantities as hereinabove stated, (b) the issuance, sale, transfer, and delivery of the Common Stock, including any transfer or other taxes payable thereon, (c) subject to the Company's prior approval, the qualification of the Common Stock under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriter and the disbursements in connection therewith, (d) the filing fees payable to the

Commission, the National Association of Securities Dealers, Inc. (the "NASD"), and the jurisdictions in which such qualification is sought, (e) the disbursements in connection therewith relating to all filings with the NASD and
(f) the reasonable expenses and fees of counsel acceptable to the Company.

               5. Conditions of the Underwriters' Obligations. The obligation of the Underwriters to offer and sell the Common Stock as exclusive agents for the Company and the Selling Stockholder on a best efforts basis, as provided herein, shall be subject, in their discretion, to the continuing accuracy of the representations and warranties of the Company and any Selling Stockholder contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Representative, as of the date hereof and as of the Closing Date, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following conditions:

                      (a) The Registration Statement shall have become effective not later than 6:00 P.M., New York City Time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter.

                      (b) At the time this Agreement is executed and at the Closing Date, you shall have received the favorable opinion of Messrs. Jeffer Mangels Butler & Marmaro, LLP, counsel for the Company, dated the date of delivery, addressed to the Representative, to the effect that:

                      (i) The Company is a corporation duly organized, validly
               existing, and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and are in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary;

                      (ii) The authorized capital stock of the Company consists
               of 25,000,000 shares of Preferred Stock of which none are issued or outstanding and 100,000,000 shares of Common Stock, of which 16,500,000 shares are issued and outstanding. Each outstanding share of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, except as set forth in the Prospectus. Except as disclosed in the Prospectus, to the knowledge of such counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be properly described in the Prospectus;

                      (iii) To the knowledge of counsel, the Company is not in
               violation or breach of, or in default with respect to, any material provision of its certificates of incorporation (or other charter document) or by-laws;

                      (iv) The Company has all requisite power and authority to
               execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance of this Agreement by the Company. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company in accordance with its terms;

                      (v) The Common Stock sold by the Company in this Offering
               will be validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable and will not be issued in violation of any preemptive rights of stockholders; and

                      (vi) The Registration Statement has become effective under the Act. To the knowledge of such counsel, no Stop Order has been issued and no proceedings for that purpose have been instituted or threatened in writing.

                      (c) At the time this Agreement is executed and at the Closing Date, you shall have received the favorable opinion of David Freeman, Esq., counsel for the Selling Stockholder, dated the date of delivery, addressed to the Representative, to the effect that:

                      (i) The Selling Stockholder is a corporation duly
               organized, validly existing, and in good standing under the laws of Victoria, Australia. The Selling Stockholder is a company is duly qualified to do business and are in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary;

                      (ii) The Common Stock sold by the Selling Stockholder in
               this Offering will be validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable and will not be issued in violation of any preemptive rights of stockholders; nor will such Common Stock be subject to any liens, charges, commitments or encumbrances of any kind,

                      (iii) The Selling Stockholder has full power and authority to execute, deliver, and perform this Agreement and the Custody Agreement. This Agreement and the Custody Agreement have been duly executed and delivered by the Selling Stockholder, are the legal, valid, and binding obligations of the Selling Stockholder, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) are enforceable as to them in accordance with their respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Selling Stockholder for the execution, delivery, or performance of this Agreement (except filings under the Act and such consents consisting only of consents under "blue sky" or securities laws) or the Custody Agreement by the Selling Stockholder. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel to which the Selling Stockholder is a party, or to which such Selling Stockholder's properties or assets are subject, is required for the execution, delivery, or performance of this Agreement or the Custody Agreement; and the execution, delivery, and performance of this Agreement and the Custody Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Selling Stockholder or to which such Selling Stockholder's operations, business, properties, or assets are subject.

                      Such opinions may contain such qualifications, exceptions, and assumptions and may rely upon such matters or other opinions as may be agreed upon by the Underwriters and the counsel rendering the opinion.

                      (d) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and of the Chief Financial Officer of the Company and Stampville, dated the Closing Date, to the effect that as of the date of this Agreement and as of the Closing Date, the representations and warranties of the Company and Stampville contained herein were and are accurate, and that as of the Closing Date the obligations to be performed by the Company hereunder on or prior thereto have been fully performed. At the Closing Date, you shall have received a certificate of the Selling Stockholder, dated the Closing Date, to the effect that as of the date of this Agreement and as of the Closing Date, the representations and warranties of such Selling Stockholder contained herein were and are accurate, and that as of the Closing Date, the obligations to be performed by such Selling Stockholder hereunder on or prior thereto have been fully performed.

                      (e) All proceedings taken in connection with the issuance, sale, transfer and delivery of the Common Stock shall be satisfactory in form and substance to the Underwriter.

                      (f) The NASD, upon review of the terms of the public offering of the Common Stock, shall not have objected to the Underwriter's participation in such offering.

                      Any certificate or other document signed by any officer of the Company and delivered to the Underwriter or its counsel shall be deemed a representation and warranty by the Company hereunder to the Underwriter as to the statements made therein. Any certificate or other document signed by or on behalf of the Selling Stockholder and delivered to the Representative or its counsel shall be deemed a representation and warranty by such Selling Stockholder hereunder to the Representative as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Representative may terminate this Agreement or, if the Representative so elects, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

               6. Indemnification and Contribution.

                      (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters and their respective officers, directors, partners, employee's, agents, and counsel, and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 6, but not be limited to reasonable attorneys' fees and any and all reasonable expense incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement or the Prospectus (as amended and supplemented from time to time), or any amendment or supplement thereto or (B) in any application or other document or communication (in this Section 6 collectively referred to as an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 6(b) with respect to you expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any material representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

                      (b) The Underwriters agree to severally, but not jointly, indemnify and hold harmless the Company, the Selling Stockholder, each director of the Company or the Selling Stockholder, each officer of the Company or the Selling Stockholder who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 6(a), but only with respect to statements or omissions, if any, made in the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 6(b) with respect to the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Underwriters to provide indemnity under the provisions of this
        Section 6(b) shall be limited to the amount which represents the product of the number of shares of Common Stock sold by the Underwriters as agent for the Company hereunder and the public offering price per share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and re-allowance and the information set forth under "Underwriting" and "Over-Attornment Option" set forth in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be.

                      (c) The Selling Stockholder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, the Representative, the Underwriter, and each officer, director, partner, employee, agent, and counsel of the Representative and the Underwriter, and each other person, if any, who controls the Company, the Representative or the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Representative and the Underwriters in Section 6(a), but only with respect to (i) statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of such Selling Stockholder contained in this Agreement.

                      (d) If any action is brought against any Representative, the Underwriter, the Company or the Selling Stockholder or any of their officers, directors, partners, employees, agents, counsel, or controlling persons (an "indemnified party") in respect of which indemnity may be sought against any other party hereto pursuant to the foregoing paragraphs, such indemnified party or parties shall promptly notify all the parties (the "indemnifying parties") against whom indemnification is to be sought in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying parties from any liability they may have other than pursuant to this
        Section 6(d)) and the indemnifying parties shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action or the indemnifying parties shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying parties and the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, no indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent. In addition, the Company and the Selling Stockholder agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Common Stock, any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

                      (e) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to
        Section 6(a), 6(b), or 6(c) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, any controlling person of the Company as one entity and the Underwriter, in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Underwriter is responsible for the proportion thereof equal to the percentage which the underwriting discount per share set forth on the cover page of the Prospectus represents of the public offering price per share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion based upon the proceeds received or which may have been received by such parties as a result of this Offering; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and you in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company including the Selling Stockholder, or by you, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company including the Selling Stockholder, and you agree that it would be unjust and inequitable if the respective obligations of the Company and you for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if you and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 6(e). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this
        Section 6(e), each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and your counsel shall have the same rights to contribution as you, each person, if any, who controls a Selling Shareholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Shareholder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
        Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the company, subject in each case to the provisions of this Section 6(e). Anything in this
        Section 6(e) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6(e) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

               7. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date, and such representations, warranties. covenants, and agreements of the Underwriter, the Company, and the Selling Stockholder, including the indemnity and contribution agreements contained in Section 6, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any indemnified person, or by or on behalf of the Company, the Selling Stockholders, or any person or entity which is entitled to be indemnified under Section 6(b), and shall survive termination of this Agreement or the delivery of the Common Stock to the new investors.

               8. Effective Date of This Agreement and Termination Thereof.

                      (a) This Agreement shall become effective at 10:00 A.M., New York City Time, on the first full business day following the day on which the Registration Statement becomes effective. The Representative or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 8, by giving the notice indicated in Section 8(d) before the time this Agreement becomes effective.

                      (b) If the public offering price of the Common Stock has not been determined as provided for in Section 1 prior to 4:30 P.M., New York City Time, on the third full business day after the effective date of the Registration Statement, this Agreement may be terminated at any time thereafter either by you or by the Company by giving notice to the other unless before such termination the purchase price for the Common Stock has been so determined.

                      (c) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date by giving notice to the Company if any domestic or international event, act, or occurrence has materially in disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on NASDAQ; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company or Stampville shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the opinion of the Representative, make it inadvisable to proceed with the public offering; or if there shall have been such change in the market for the Company's securities or securities in general or in political, financial, or economic conditions as in the judgment of the Representative makes it inadvisable to proceed with the public offering on the terms contemplated by the Prospectus.

                      (d) If the Representative elects to prevent this Agreement from becoming effective, as provided in this Section 8, or to terminate this Agreement, the Underwriter shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective or to terminate this Agreement, the Company shall notify the Representative promptly by telephone, telex, or telegram, confirmed by letter.

               9. Notices.

               All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to you shall be mailed, certified mail, return receipt requested, delivered personally or by messenger, or via facsimile with fax confirmation of receipt or if by letter, to Kensington Capital Corp., 4910 Thirteenth Avenue, Brooklyn, New York 11219,
Attention: Abraham Silver; with a copy to Heller, Horowitz & Feit, 292 Madison Avenue, New York, New York 10017, Attention: Henry W. Hocherman, Esq., Facsimile
No.: (212) 696-9459; or if sent to the Company at 34-36 Punt Road, Windsor, Victoria 3181, Melbourne, Australia, Attention: Secretary, and to the Selling Stockholder at Level 9 South, 161 Collins Street, Melbourne, Victoria 3000, Australia, with a copy to Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California 90067, Attn: Barry L. Burten, Esq.; or if sent to the Selling Stockholder at: Instanz Nominees Pty. Ltd., Level 9 South, 161 Collins Street, Melbourne, Victoria 3000, Australia, Attn.:
Helen Abeles, Facsimile 011-613-9650-3550, with a copy to David Freeman, Esq., Level 11, 350 Collins Street, Melbourne, Victoria 3000, Australia, Facsimile:
011-613-9606-0136. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

               10. Construction. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Time is of the essence in this Agreement.

               11. Acknowledgments. The parties hereto acknowledge, understand and accept that Jeffer Mangels Butler & Marmaro, Los Angeles, California, have acted as counsel to the Company in connection with all legal matters relating to the Offering described in Section 1 of this Agreement.

               If the foregoing correctly sets forth the understanding among you, the Company, and the Selling Stockholder, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       The "Company"
                                       I.T. Technology, Inc.


                                       By
                                         ---------------------------------------
                                          Levi Mochkin, Chief Executive Officer

"Selling Stockholder"
Instanz Nominees Pty. Ltd.


By
  -------------------------------------
      Helen Abeles,
                   --------------------


Accepted as of the date first above written.
            , New York
------------


----------------------------


By:
   -----------------------------------

                       ,
   --------------------  -------------

                                   EXHIBIT "A"


                      Proceeds from the Offering                        Underwriters Commission*
                      --------------------------                        ------------------------
        At least $5,000,000 but less than $6,000,000                               7.99%
        At least $6,000,000 but less than $7,000,000                               7.9%
        At least $7,000,000 but less than $8,000,000                               7.8%
        At least $8,000,000 but less than $9,000,000                               7.7%
        At least $9,000,000 but less than $10,000,000                              7.6%
        At least $10,000,000 but less than $11,000,000                             7.5%
        At least $11,000,000 but less than $12,000,000                             7.4%
        At least $12,000,000 but less than $13,000,000                             7.3%
        At least $13,000,000 but less than $14,000,000                             7.2%
        At least $14,000,000 but less than $15,000,000                             7.1%
        At least $15,000,000 but less than $16,000,000                             7.0%
        At least $16,000,000 but less than $17,000,000                             6.8%
        At least $17,000,000 but less than $18,000,000                             6.6%
        At least $18,000,000 but less than $19,000,000                             6.4%
        At least $19,000,000 but less than $20,000,000                             6.2%
        At least $20,000,000 but less than $21,000,000                             6.0%
        At least $21,000,000 but less than $22,000,000                             5.8%
        At least $22,000,000 but less than $23,000,000                             5.6%
        At least $23,000,000 but less than $24,000,000                             5.4%
        At least $24,000,000 but less than $25,000,000                             5.2%
        $25,000,000 or more                                                        5.0%

-------------------
* The percentage of the proceeds raised designated as the Underwriters commission set forth opposite the various amounts of proceeds set forth below shall be payable on the entire amount of proceeds raised in the Offering. So that if $20,000,000 is raised the Underwriters commission shall be $1,200,000 and if $25,000,000 is raised the Underwriters commission shall be $1,250,000.